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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-107803) and related prospectus of Urstadt Biddle Properties Inc. for the registration of 400,000 shares of 8.5% Series C Senior Cumulative Preferred Stock and to the incorporation by reference therein of our reports (a) dated December 11, 2002 (except for the first two paragraphs in Note 12, as to which the date is December 23, 2002), with respect to the consolidated financial statements and schedules of Urstadt Biddle Properties Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002, and (b) dated July 23, 2003, with respect to the Statement of Revenues and Certain Expenses of Somers Commons for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Urstadt Biddle Properties Inc.'s Current Report on Form 8-K dated July 29, 2003, both filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

New York, New York

September 19, 2003